UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   January 26, 2005


                     HEADLINERS ENTERTAINMENT GROUP, INC.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


    Delaware                       0-33145                 84-1195628
  --------------------------------------------------------------------------
  (State of Incorporation)       (Commission File       (IRS Employer
                                Number)                  Identification No.)


                 501 Bloomfield Avenue, Montclair, NJ 07042
                 ------------------------------------------
                  (Address of principal executive offices)

                               (973) 233-1233
                       -----------------------------
                       Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17
    CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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Item 2.03 Creation of a Direct Financial Obligation

     On January 26, 2005 Headliners sold to Cornell Capital Partners, LP a Promissory Note dated January 25, 2005. The Promissory Note is in the principal amount of $4,500,000 and bears interest at 12% per annum. In exchange for the Promissory Note, Cornell Capital Partners paid $427,500 and surrendered notes due from Headliners in the principal amount of $3,025,000.

     The Promissory Note provides that Headliners will make monthly principal payments of $750,000 plus accrued interest commencing on August 25, 2005. Headliners' obligation is secured by a pledge of all of its assets.

     In the event of a default by Headliners, Cornell Capital Partners will have the option to convert the principal and interest on the Promissory Note into Headliners common stock. The conversion rate will be the lesser of $.012 or 80% of the average of the lowest three closing bid prices during the thirty days preceding conversion.

                                EXHIBITS

10. Promissory Note dated January 25, 2005 issued by the Registrant to Cornell Capital Partners, LP. - filed as an exhibit to the Registrant's Registration Statement on Form SB-2 File No. 333-116117) and incorporated herein by reference.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEADLINERS ENTERTAINMENT GROUP, INC.


Dated: January 31, 2005             By:/s/ Eduardo Rodriguez
                                    -----------------------------
                                    Eduardo Rodriguez
                                    Chief Executive Officer